Exhibit 10.01

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 9, 2023, is by and between EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation (the “Borrower”) and BOKF, NA DBA BANK OF OKLAHOMA (the “Lender”).

RECITALS:

A.    The Borrower and the Lender have previously entered into that certain Credit Agreement dated as of August 9, 2022, as amended by that certain First Amendment to Credit Agreement dated as of December 22, 2022, and that certain Second Amendment to Credit Agreement dated as of May 10, 2023 (as so amended, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, is referred to herein as the “Credit Agreement”).

B.    An Event of Default has occurred by virtue of the Borrower having failed to comply with the minimum Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Existing Credit Agreement prior to the date hereof (the “Existing Event of Default”).

C.    The Borrower has requested, and the Lender has agreed, subject to the terms and conditions of this Amendment, to (i) waive the Existing Event of Default and (ii) amend the Existing Credit Agreement as herein provided.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1    Definitions. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” and the “Credit Agreement” shall mean the Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time.

ARTICLE II

Limited Waiver

Section 2.1    Limited Waiver. Subject to the terms and conditions contained herein, upon the effectiveness of this Amendment, the Lender hereby waives the Existing Event of Default. The waiver of the Existing Event of Default as set forth herein shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Credit Agreement, or (b) prejudice any right or remedy which the Lender may now have or may have in

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the future (except the extent such right or remedy is based upon the Existing Event of Default) under or in connection with the Credit Agreement.

ARTICLE III

    Amendments to Existing Credit Agreement

Section 3.1    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of Applicable Margin as follows:

“Applicable Margin” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the applicable caption below:

Revolver SOFR Spread	Fixed Rate Term Loan Spread	Floating Rate Term Loan Spread
4.50%	0.00%	1.75%

Section 3.2    Section 1.01 of the Existing Credit Agreement is hereby amended by amended and restating the definition of Availability as follows:

“Availability” means, at any time, an amount equal to (a) the Revolving Commitment minus (b) the Revolving Exposure.

Section 3.3    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of Revolving Commitment as follows:

“Revolving Commitment” means the commitment of the Lender to make Revolving Loans hereunder up to (a) during the period from and after the Second Amendment Effective Date to and including July 14, 2023, $14,000,000; (b) during the period from and after July 15, 2023, to and including August 30, 2023, $13,500,000; (c) during the period from and after August 31, 2023, to and including October 30, 2023, $10,500,000; (d) during the period from and after October 31, 2023, to and including November 29, 2023, $9,000,000; (e) during the period from and after November 30, 2023, to and including December 30, 2023, $5,000,000; (f) during the period from and after December 31, 2023, to and including January 30, 2024, $4,500,000; and (g) from and after January 31, 2024, $4,000,000.

Section 3.4    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of Revolving Loan Maturity Date as follows:

“Revolving Loan Maturity Date” means January 31, 2024, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

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Section 3.5    Section 1.01 of the Existing Credit Agreement is hereby amended to add the definition of Third Amendment Effective Date as follows:

“Third Amendment Effective Date” means August 9, 2023.

Section 3.6    Section 2.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 2.01.         Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Exposure exceeding the Revolving Commitment then in effect, subject to the Lender’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Subject to the terms and conditions set forth herein, Lender agrees to make (a) a fixed rate term loan to the Borrower on the Effective Date in the principal amount of $15,000,000.00 (the “Fixed Rate Term Loan”); and (b) a floating rate term loan to the Borrower on the Effective Date in the principal amount of $21,000,000.00 (the “Floating Rate Term Loan”; together with the Fixed Rate Term Loan, collectively, the “Term Loans”), which Term Loans shall constitute “Loans” for all purposes under this Agreement and the other Loan Documents. Borrower shall not be entitled to borrow under the Term Loans after the Effective Date or to reborrow any amounts repaid with respect to the Term Loans.

Section 3.7    Section 2.03(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)         [Reserved].

Section 3.8    Section 2.03(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)         Notices by the Borrower to the Lender of Requests for Revolving Loans. To request a Revolving Borrowing, the Borrower shall notify the Lender of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower or through an Electronic System if arrangements for doing so have been approved by the Lender (or if an Extenuating Circumstance shall exist, by telephone) not later than 10:00 a.m., Tulsa time, three Business Days before the date of the proposed Borrowing.

Section 3.9    Section 2.05(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)         Notices of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an

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outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the Lender) to the Lender prior to 9:00 am, Tulsa time, at least three Business Days prior to the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Lender and using the Lender’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed the LC Exposure Amount, and (ii) the Revolving Exposure shall not exceed the Revolving Commitment then in effect.

Section 3.10    Section 2.10(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)         In the event and on such occasion that the Revolving Exposure exceeds the Revolving Commitment, the Borrower shall immediately prepay the Revolving Loans and LC Exposure or cash collateralize LC Exposure in accordance with Section 2.05(h), as applicable, in an aggregate amount equal to such excess.

Section 3.11    Section 2.10(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)         In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations and cash collateralize LC Exposure as set forth in Section 2.10(d) below in an aggregate amount equal to (x) in the case of a prepayment event described in clause (c) of the definition of the term “Prepayment Event”, 75% of such Net Proceeds (provided that the Borrower shall only be require to remit the proceeds from a Prepayment Event described in clause (c) of the definition of “Prepayment Event” following the Lender’s written request therefor; and (y) in the case of all other Prepayment Events, 100% of such Net Proceeds. Notwithstanding the foregoing or anything herein to the contrary, (i) 100% of the Net Proceeds of the sale of the Borrower’s real property located at 10302 East 55th Place, Tulsa,

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Oklahoma, 74146 pursuant to Section 5.21(a) shall be applied to the Term Loans, provided that the Lender shall determine in its sole discretion the amount of Net Proceeds of such sale pursuant to the final settlement statement approved by Lender with respect to such sale; and (ii) 100% of the Net Proceeds of the sale of Inventory pursuant to Section 5.21(b) shall be applied to the Revolving Loans on or before September 30, 2023, which such prepayment shall not be less than $400,000.

Section 3.12    Section 5.21 is hereby added to the Existing Credit Agreement as follows:

SECTION 2.01.         Asset Sales.

(a)         On or before August 18, 2023, the Borrower shall list its real property located at 10302 East 55th Place, Tulsa, Oklahoma, 74146 for sale with a licensed commercial real estate broker satisfactory to the Lender. The sale of such property shall be on terms and conditions satisfactory to the Lender and subject to the Lender’s approval of the final settlement statement for such sale.

(b)         On or before the date that is 30 days from the Third Amendment Effective Date, the Borrower shall implement its plan to sell Inventory designated by the Borrower as overstocked best sellers, slow sellers, and remaining titles, all as determined by the Borrower in its reasonable discretion.

Section 3.13    Section 6.05 of the Existing Credit Agreement is hereby amended by adding new subsection (h) as follows:

(h)         Dispositions of assets pursuant to Section 5.21.

Section 3.14    Section 6.12 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 6.12.         [Reserved].

Section 3.15    Section 6.13 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 6.13.         Inventory Purchases. Notwithstanding anything to the contrary herein or in any other Loan Document, from and after the Third Amendment Effective Date: (a) the Borrower shall not enter into any new purchase orders or other agreements, contracts or transactions pursuant to which the Borrower agrees to purchase Inventory; and (b) the Borrower shall use its best efforts to cancel any existing purchase orders or other agreements, contracts or transactions pursuant to which the Borrower agreed to purchase Inventory.

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Section 3.16    Article VII of the Existing Credit Agreement is hereby amended by adding the following new paragraph at the end of such Article:

From and after the Third Amendment Effective Date, upon the occurrence of an Event of Default, the Borrower shall, promptly and in any event within 15 days of the occurrence of such Event of Default, list its real property located at 5402 South 122nd East Ave., Tulsa, Oklahoma, 74146 for sale with a licensed commercial real estate broker satisfactory to the Lender. The sale of such property shall be on terms and conditions satisfactory to the Lender and subject to the Lender’s approval of the final settlement statement for such sale. In exchange for such listing, the Lender will forbear from exercising any of its available rights and remedies under the Loan Documents with respect to such Event of Default through the Revolving Loan Maturity Date (the “Forbearance Period”), provided that (i) no new Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default shall occur during the Forbearance Period, and (ii) such forbearance shall not be deemed a waiver or release of any claim, right, or remedy of the Lender under the Loan Documents.

ARTICLE IV

Ratifications

Section 4.1    Ratifications by Borrower.

(a)    The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Credit Agreement and the other Loan Documents, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

(b)    The Borrower and the Lender agree that each of the Credit Agreement, as amended hereby, and the other Loan Documents to which each is a party shall continue to be legal, valid, binding and enforceable in accordance with its respective terms. This Amendment is a “Loan Document” as referred to in the Credit Agreement and the provisions relating to Loan Documents in the Credit Agreement are incorporated herein by reference, the same as if set forth verbatim in this Amendment.

Section 4.2    Representations and Warranties of the Borrower. Borrower hereby represents and warrants to the Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered by Borrower in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate any organizational document of Borrower, (b) the representations and warranties contained in the Loan Documents, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, and (c) no Default or Event of Default exists.

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ARTICLE V

Conditions Precedent

Section 5.1    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)    Amendment and Other Documents. Lender shall have received:

(i)    this Amendment duly executed by the Borrower;

(ii)    any documents, instruments, agreements, amendments or supplements as Lender may require, each in form and substance satisfactory to the Lender, to modify the documents governing the Banking Services, including, without limitation, to (A) require all of the Borrower’s automated clearinghouse transactions to be pre-funded; (B) renew the Borrower’s commercial credit card with the Lender; and (C) require the Borrower’s commercial credit card with the Lender to be 100% cash secured; and

(iii)    such other documents, instruments and agreements as Lender may require.

(b)    Waiver Fee. The Borrower shall have paid to the Lender a waiver fee of $7,500.00 in immediately available funds.

(c)    No Default. No Default or Event of Default shall exist.

(d)    Representations and Warranties. All of the representations and warranties contained in the Credit Agreement, as amended hereby, shall be true and correct in all material respects on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

(e)    Other Fees and Expenses. The Lender shall have received payment of all reasonable and documented out‑of‑pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents.

ARTICLE VI

Miscellaneous

Section 6.1    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Amendment, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them.

Section 6.2    Reference to Agreement. Each of the Credit Agreement, the other Loan Documents and any and all other agreements, documents, or instruments now or hereafter executed

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and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, and the other Loan Documents are hereby amended so that any reference in such documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

Section 6.3    Expenses of Lender. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and reasonable fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other document executed in connection therewith, including without limitation the costs and reasonable fees of Lender’s legal counsel.

Section 6.4    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5    Applicable Law. This Amendment and all other documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma.

Section 6.6    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lender, Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

Section 6.7    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Lender to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of

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the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and Borrower, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto. Any party sending an executed counterpart of a signature page to this Amendment by facsimile, pdf, tiff, Electronic Signature or any other electronic means shall also send the original thereof to Lender within five (5) days following Lender’s request therefor, but failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

Section 6.8    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.9    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signature Pages Follow]

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Executed as of the date first written above.

BORROWER:
EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation

By:
Name: Craig White
Title: President & Chief Executive Officer

LENDER:
BOKF, NA DBA BANK OF OKLAHOMA, a Delaware corporation

By:
Name: Julie H. Chase Title: Senior Vice President

THIRD AMENDMENT TO CREDIT AGREEMENT –
Signature Page